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                                   EXHIBIT 1

                                       4
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                          Berry, Dunn, McNeil & Parker
                          Certified Public Accountants
                             Management Consultants
                                 900 Elm Street
                      Manchester, New Hampshire 03101-2024



Securities and Exchange Commission

We have read the statements made by New Hampshire Thrift Bancshares, Inc., which we understand will be filed with the Securities and Exchange Commission pursuant to Item 4 of Form 8-K. We agree with the statements concerning our firm in such Form 8-K.


                                             Very truly yours,

                                             /s/ BERRY, DUNN, McNEIL & PARKER
                                             ----------------------------------
                                             Berry, Dunn, McNeil & Parker
                                                     July 15, 1996